UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 6, 2007

                      Commodore Applied Technologies, Inc.
                      ------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                        1-11871                11-3312952
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(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)          Identification No.)

      507 Knight Street, Suite B                                  99352
         Richland, Washington
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 (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (509) 943-2565

                        150 East 58th Street, Suite 3238
                               New York, New York
          (Former Name or Former Address if Changed Since Last Report)

         Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
         [ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)
     (1) Previous Independent Registered Public Accounting Firm

         (i)

              On February 6, 2007, Commodore Applied Technologies, Inc. (the "Registrant") dismissed Tanner LC (Tanner) as the Registrant's independent registered public accounting firm.

         (ii)

              Tanner conducted the Registrant's audits as of and for the years ended December 31, 2005 and December 31, 2004. Tanner's reports on those audits did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph expressing substantial doubt about the Registrant's ability to continue as a going concern.

         (iii)

              The Audit Committee of the Registrant's Board of Directors approved dismissing Tanner by a resolution of the Committee.

         (iv)

              During the audited fiscal years ended December 31, 2005 and December 31, 2004 and the subsequent interim periods through the dismissal date, there were no disagreements with Tanner on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Tanner, would have caused Tanner to make reference to the subject matter of the disagreement in its reports on the Registrant's financial statements for such periods.

         (v)

              There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(iv)) during the years ended December 31, 2005 and 2004 or the subsequent interim period through February 6, 2007, except that Tanner reported in letters to the Registrant's audit committee and board of directors, dated April 6, 2006, November 18, 2005 and January 21, 2005, that it had identified deficiencies that existed in the design or operation of the Company's internal control over financial reporting that it considered to be "significant deficiencies" and "material weaknesses." These significant deficiencies and material weaknesses in the Registrant's internal control consisted of (1) lack of controls over the identification and analysis of potential embedded derivatives in certain debt and equity instruments and any required accounting entries and disclosures pertaining to embedded derivatives, (2) lack of segregation of incompatible duties in the accounting function, and (3) lack of certain closing entries including appropriate consolidation closing entries. Tanner, through the previously mentioned letters, informed the board of directors and the audit committee of the board of directors that the lack of these internal controls could lead to the Registrant not being in a position to develop reliable financial statements. The Registrant also disclosed these significant deficiencies and material weaknesses to the Registrant's audit committee and board of directors. The Registrant has authorized Tanner to respond fully to any inquiries by DeCoria, Maichel & Teague regarding these significant deficiencies and material weaknesses in internal control.

         (2) New Independent Registered Public Accounting Firm

              The Registrant has engaged DeCoria, Maichel & Teague of Spokane, Washington as its independent registered public accounting firm to provide the requisite audit services for the Registrant. This firm commenced its engagement effective February 8, 2007 as requested and approved by the Audit Committee of the Registrant's Board of Directors. At the time of reporting there has been no need to consult the new independent auditor on any matters relating to
              Item 304 (2)(i) of Regulation S-K or any events as defined in paragraph (A) through (D) of Item 304 (2)(ii) of Regulation S-K. The registrant did not consult with DeCoria, Maichel & Teague at any time prior to the engagement.

         (3) The Registrant has requested that Tanner furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements included in Item 4.01 of this Form 8-K. A copy of such letter, dated February 13, 2007, is filed herewith as Exhibit 16.1.

              (b) No conditions in paragraphs (b)(1) through (b)(3) of Item 304 of Regulation S-K exist on which to report.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

           d) Exhibits:

                  16.1 Letter addressed to the Commission from Tanner LC in connection with the disclosure under Item 4 of this report.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Commodore Applied Technologies, Inc.
                                    (Registrant)



Date:  February 13, 2007            By:  /s/ Ted R. Sharp
                                       ---------------------------------------
                                         Ted R. Sharp, Chief Financial Officer



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                                  EXHIBIT INDEX



Exhibit No.
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16.1      Letter from former independent accountant in connection with the disclosure under Item 4 of this report.